Exhibit 99.5

VOLUNTARY POOLING AGREEMENT

THIS AGREEMENT is dated for reference the 14th day of November, 2002.

AMONG:

BEAR CREEK MINING CORPORATION, a company continued under the laws of the Yukon Territory and having its registered office at Suite 300, 204 Black Street, Whitehorse, Yukon, Y1A 2M9;

(the “Company”)

AND:

THE UNDERSIGNED SECURITY HOLDERS OF THE COMPANY

(the “Security Holders”)

AND:

PACIFIC CORPORATE TRUST COMPANY, having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8

(“the “Escrow Agent”)

(collectively, the “Parties”).

WHEREAS:

A.     Pursuant to a merger agreement dated for reference the 10th day of October, 2002 (the “Merger Agreement”), the Company agreed to acquire all of the interests of the limited partners in Peru Exploration Venture LLLP (“Peru”) and all of the issued and outstanding shares of Peru’s general partner, Bear Creek Mining Company (“BCMC”) (the “Proposed Transaction”).

B.     In consideration for the acquisition the Company has agreed to issue 8,600,000 common shares in the capital of the Company (the “Transaction Shares”) and to transfer an additional 2,400,000 common shares in the capital of the Company currently held by its founders (the “Transfer Shares”) to the Security Holders.

C.     The Security Holders have agreed with the Company and with each other to place certain of the Transaction Shares (the “Pooled Shares”) in escrow with the Escrow Agent on the terms of this Agreement;

D.     The Escrow Agent is prepared to hold the Pooled Shares in escrow on the terms of this Agreement;

THEREFORE, the parties agree:

1. PLACEMENT OF SHARES IN ESCROW

1.1 The Security Holders direct the Company on issuance of the Transaction Shares deliver the certificates for the Pooled Shares to be received by them to the Escrow Agent to be held in accordance with the terms of this Agreement.

1.2 While the Pooled Shares are in escrow, the Security Holders will not transfer, assign, option, dispose of, pledge or encumber any interest in the Pooled Shares.

2. VOTING OF SHARES IN ESCROW

While the Pooled Shares are held in escrow, the Security Holders may exercise all voting rights attached to the Pooled Shares.

3. TERMS OF ESCROW

3.1 The Company and the Security Holders direct the Escrow Agent not to release or otherwise deal with the Pooled Shares and the other documents held in escrow under this Agreement except in accordance with the terms of this Agreement.

3.2 Unless otherwise directed in a notice in writing executed by the Company and each of the Security Holders, the Escrow Agent will release the Pooled Shares proportionately to the Security Holders and deliver certificates for the Pooled Shares so released to the Security Holders on the following amounts and at the following times, with the Closing Date being the date of completion of the Proposed Transaction:

•	In respect of the 3,874,537 Transaction Shares held by MK Gold Company:

Percentage of Shares
Date	Eligible for Release

Closing Date	Nil

Closing Date + 3 months	Nil

Closing Date + 6 months	15%

Closing Date + 9 months	15%

Closing Date + 12 months	15%

Closing Date + 15 months	15%

Closing Date + 18 months	40%

TOTAL:	100%

•	In respect of the 2,712,178 Transaction Shares held by the remaining “non-principals” of the Resulting Issuer:

Percentage of Shares
Date	Eligible for Release

Closing Date	Nil

Closing Date + 6 months	20%

Closing Date + 9 months	20%

Closing Date + 12 months	60%

TOTAL:	100%

where Final Exchange Notice refers to the notice issued by the TSX Venture Exchange confirming final acceptance of the transaction;

3.3 Any Pooled Shares released by the Escrow Agent pursuant to the terms of this Agreement will cease to be governed or affected by this Agreement.

3.4 The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound in any way by:

(a)	any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by the Company and the Security Holders, and, if its duties herein are affected, unless it shall have given its prior written consent thereto; or

(b)	any other contract or agreement between the Company and the Security Holders whether or not the Escrow Agent has knowledge thereof or of its terms and conditions.

4. AMENDMENT AND ASSIGNMENT

This Agreement may be amended only by a written agreement among the Escrow Agent, the Company and the Security Holders.

5. INDEMNIFICATION OF ESCROW AGENT

Except for its acts of negligent misconduct, the Escrow Agent shall not be liable for any acts done or steps taken or omitted in good faith, or for any mistake of fact or law and each of the Company and the Security Holders will jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent’s compliance in good faith with this Agreement. The Company agrees to pay the Escrow Agent’s proper and reasonable charges for its services rendered and its disbursements incurred as escrow agent in this matter.

6. RESIGNATION OF ESCROW AGENT

6.1 If the Escrow Agent wishes to resign as escrow agent under this Agreement, the Escrow Agent must give notice in writing to the Company and the Security Holders.

6.2 The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 60 days after the date of receipt of the notice referred to in subsection 6.1 or on such other date as the Escrow Agent, the Company and the Security Holders may agree upon (the “Resignation Date”).

6.3 Following receipt of the notice referred to in subsection 6.1 and before the Resignation Date, the Company and the Security Holders will provide the Escrow Agent with written instructions to deliver the documents then held by the Escrow Agent pursuant to this Agreement to a third party, to be held on the terms and conditions of this Agreement or otherwise as the Company and the Security Holders may agree. If the Company and the Security Holders cannot agree on a new escrow agent within 50 days of receipt of the notice in subsection 6.1, then the Company will have the right to designate the registrar and transfer agent for the Company (if such person is not the Escrow Agent) as the person to replace the Escrow Agent and the Company shall instruct the Escrow Agent of its designation prior to the Resignation Date.

6.4 If the Escrow Agent does not receive the instructions referred to in subsection 6.3 on or before the Resignation Date, the Escrow Agent will deliver the documents then held in escrow under this

Agreement to the registrar and transfer agent for the Company (if such person is not the Escrow Agent) with instructions to hold such documents on the terms and conditions of this Agreement.

6.5 The effect of the delivery of the documents then held in escrow to a third party or the registrar and transfer agent of the Company under subsection 6.3 or 6.4 will be to appoint the third party or the registrar and transfer agent as escrow agent under this Agreement and the third party or the registrar and transfer agent will be entitled to all the rights of the Escrow Agent under this Agreement, and the Company and the Security Holders will be bound by the appointment and by this Agreement as if the third party or the registrar and transfer agent had originally been appointed as escrow agent under this Agreement.

6.6 If, at any time, a dispute arises between any of the Company, the Security Holders and the Escrow Agent as to the proper interpretation of this Agreement, the Escrow Agent will be at liberty to deliver the documents then held by it in escrow under this Agreement into court and will thereby be released of all further obligations under this Agreement and the Company and the Security Holders will jointly and severally be liable for and will indemnify the Escrow Agent for all fees, charges and expenses of the Escrow Agent charged on a solicitor and own client basis in connection with any such dispute.

7. FURTHER ASSURANCES

The Company and the Security Holders will execute and deliver any further documents and perform any acts necessary to carry out the intent of this Agreement.

8. TIME

Time is of the essence of this Agreement.

9. NOTICES

All notices, documents and other communications (“Notices”) required or permitted to be given to the parties to this Agreement shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)	the Company:

Bear Creek Mining Corporation (formerly EVEolution Ventures Inc.) 8340 Thornydale Road, #110 PMB 262 Tucson, AZ 85741 Attention: Andrew Swarthout Telephone: (520) 575-0694 Facsimile: (520) 575-0766

(b)	Security Holders:

At the address set forth in Schedule “A” attached hereto

(c)	the Escrow Agent:

Pacific Corporate Trust Company 10th Floor, 625 Howe Street, Vancouver, B.C. V6C 3B8 Attention: Shareholder Services Telephone: (604) 689-9853 Facsimile: (604) 689-8144

Notices must be delivered or sent by telecopier and addressed to the party to which notice is to be given to the address or facsimile number above or to such other address as a party may by Notice to the other parties advise. If Notice is delivered or transmitted by telecopier during the normal business hours of the recipient, it will be deemed to be received when delivered or sent by telecopier. If a Notice is delivered or transmitted by telecopier outside of normal business hours of the recipient, it will be deemed to be received at the commencement of normal business hours of the recipient on the next business day.

10. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

11. LANGUAGE

Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

12. ENUREMENT

This Agreement enures to the benefit of and is binding on the parties and their successors and permitted assigns.

13. CONFLICTING AGREEMENTS

Where a provision of this Agreement conflicts or is inconsistent with a provision of the Merger Agreement or any other agreement to which either or both of the Company and the Security Holders are party, the terms of this Agreement will supersede any such conflicting provision.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

BEAR CREEK MINING CORPORATION

Per:

“Catherine McLeod-Seltzer” Authorized Signatory

THE CORPORATE SEAL of PACIFIC CORPORATE TRUST COMPANY was hereunto affixed in the presence of:

“Marc Castonguay” Authorized Signatory

“Jessica de la Torre” Authorized Signatory

WILLIAM DOWD, WILLIAM L. EDWARDS, R.G. FANELLI, RICHARD JAY KOGAN, FRANCIS R. McALLISTER, KEVIN MORANO, MK GOLD COMPANY, KEITH & MARJORIE LLOYD, RICHARD de J. OSBORNE, WILLIAM L. PAUL III, CHRISTOPHER F. SCHULTZ, CHARLES B. SMITH AND JAMES WOOD

By: “Andrew T. Swarthout”
Andrew T. Swarthout, individually and as Attorney in Fact
for each of the above persons pursuant to a Power of Attorney dated May 6, 2002

SCHEDULE “A” — VOLUNTARY POOLING AGREEMENT

Non-Principal Security Holder

WILLIAM DOWD, WILLIAM L. EDWARDS, R.G. FANELLI, RICHARD JAY KOGAN, FRANCIS R. McALLISTER, MK GOLD COMPANY, KEITH & MARJORIE LLOYD, RICHARD de J. OSBORNE, WILLIAM L. PAUL III, CHRISTOPHER F. SCHULTZ, CHARLES B. SMITH AND JAMES WOOD

By: “Andrew T. Swarthout”
Andrew T. Swarthout, individually and as Attorney in Fact
for each of the above persons pursuant to a Power of Attorney dated May 6, 2002

Securities subject to this Agreement:

Class and Type (i.e. Seed Shares,
or Additional Securities)	Number

Original Escrow Shares – Transfer Shares	193,727	William Dowd Westfield, NJ wdowd@comcast.net

Original Escrow Shares – Transfer Shares	387,454	William L. Edwards Palo Alto, CA Fax: 650-325-5028

Original Escrow Shares – Transfer Shares	193,727	R.G. Fanelli Madison, CT r.fanelli@att.net

Original Escrow Shares – Transfer Shares	193,727	Richard Jay Kogan Short Hills, NJ richard.kogan@schering-plough.com

Original Escrow Shares – Transfer Shares	387,454	Francis R. McAllister Mesquite, NV fmrm@sisna.com

Original Escrow Shares – Transfer Shares	3,874,537	MK Gold Company Salt Lake City, UT dbabinchak@mkgold.com

Original Escrow Shares – Transfer Shares	193,727	Keith & Marjorie Lloyd St. Peter Port, Guernsey lloydkeith00@hotmail.com

Original Escrow Shares – Transfer Shares	193,727	Richard deJ. Osborne New York, NY rdejo@bellatlantic.net

Original Escrow Shares – Transfer Shares	193,727	William L. Paul III Akoharetta, GA WParcher1@aol.com

Original Escrow Shares – Transfer Shares	193,727	Christopher F. Schultz Brooklyn, NY chripp@msn.com

Class and Type (i.e. Seed
Shares, or Additional
Securities)	Number

Original Escrow Shares – Transfer Shares	387,454	Charles B. Smith Mesa, AZ User240546@aol.com

Original Escrow Shares – Transfer Shares	193,727	James Wood Saddle River, NJ Emelillo1@aol.com

EARLY RELEASE – GRADUATION TO TIER 1

If the Issuer reasonably believes that upon Closing of the Qualifying Transaction it shall meet the Minimum Listing Requirements of a Tier 1 Issuer as described in Policy 2.1 – Minimum Listing Requirements, the Issuer may make application to the Exchange in accordance with Exchange Policy to be listed as a Tier 1 Issuer and shall concurrently provide notice to the Escrow Agent of such application.

If the Exchange issues a Notice confirming final acceptance for listing of the Issuer on Tier 1, the Issuer shall forthwith issue a news release disclosing that it has been accepted for graduation to Tier 1, and disclosing the number of Securities to be released and the dates of release and shall promptly provide such news release, together with a copy of the Exchange Notice, to the Escrow Agent and the foregoing release schedules set out in section 3.2 of this Agreement shall be deemed to be replaced with the following schedules:

MK Gold Company

	Percentage of Total	Total Number of
	Escrowed Securities	Escrowed Securities
Release Dates	to be Released	to be Released

[Insert date of Final Exchange Notice]	Nil	Nil

[Insert date 6 months following Final Exchange Notice]	50%	1,937,268

[Insert date 9 months following Final Exchange Notice]	15%	581,181

[Insert date 12 months following Final Exchange Notice]	15%	581,181

[Insert date 15 months following Final Exchange Notice]	15%	581,180

[Insert date 18 months following Final Exchange Notice]	5%	193,727

TOTAL	100%	3,874,537

Non-Principals

	Percentage of Total	Total Number of
	Escrowed Securities	Escrowed Securities
Release Dates	to be Released	to be Released

[Insert date of Final Exchange Notice]	Nil	Nil

[Insert date 6 months following Final Exchange Notice]	50%	1,356,089

[Insert date 9 months following Final Exchange Notice]	20%	542,436

[Insert date 12 months following Final Exchange Notice]	30%	813,653

TOTAL	100%	2,712,178